UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2006

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2006, Greater Bay Bancorp (the “Company”) paid its named executive officers annual bonuses for 2005 under the Company’s Executive Incentive Plan (the “Plan”). The Executive Compensation Subcommittee (the “Subcommittee”) of the Company’s Board of Directors had approved the bonuses in January 2006 to be paid on February 28, 2006, provided that no material changes occurred to the year-end 2005 performance measure results from those reviewed by the Subcommittee at its meeting on January 23, 2006. The Company’s President and Chief Executive certified that this condition was met on February 28, 2006. The bonus amounts for 2005 were as follows:

Byron Scordelis, President and CEO	$375,000
James Westfall, EVP and CFO	$210,000
Colleen Anderson, EVP, Community Banking	$200,000
Ken Shannon, EVP and Chief Risk Officer	$250,000
Peggy Hiraoka, EVP, Human Resources	$200,000

As set forth in the Plan, the maximum pool of funds available for awards under the Plan for purposes of Internal Revenue Code Section 162(m) is 2.5% of the Company’s operating cash flow for the applicable fiscal year. Actual incentive award payments are based on the Committee’s assessment of the Company’s and each executive’s performance measured against previously set financial and strategic objectives. This assessment included a review of significant accomplishments and business performance in a challenging and dynamic environment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: March 6, 2006	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel
and Secretary